UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 390-2337

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 4, 2021, Twilio Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, as the representative of the several underwriters named therein (collectively, the “Underwriters”), to issue and sell $1.0 billion aggregate principal amount of senior notes, consisting of $500.0 million principal amount of 3.625% notes due 2029 (the “2029 Notes”) and $500.0 million principal amount of 3.875% notes due 2031 (the “2031 Notes,” and together with the 2029 Notes, the “Notes”). The Underwriting Agreement includes customary representations, warranties, conditions and covenants, including an agreement to indemnify the Underwriters against certain liabilities.

The net proceeds from the offering of the Notes were approximately $986.5 million, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include the acquisition of other companies or businesses, strategic investments, the refinancing or repayment of debt, capital expenditures, working capital and share repurchases.

The offering of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-231794) and a related prospectus, including a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”).

The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture dated March 9, 2021 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated March 9, 2021 (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes will be guaranteed by each of the Company’s domestic subsidiaries that are not immaterial subsidiaries. Initially, none of the Company’s subsidiaries will guarantee the Notes.    The 2029 Notes will bear interest at the rate of 3.625% per annum and will mature on March 15, 2029. The 2031 Notes will bear interest at the rate of 3.875% per annum and will mature on March 15, 2031. Interest on the Notes is payable in cash on March 15 and September 15 of each year, beginning on September 15, 2021.

The Company may at its election redeem all or a part of the 2029 Notes on or after March 15, 2024, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to March 15, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2029 Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 103.625% of the principal amount of the 2029 Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date. At any time prior to March 15, 2024, the Company may also redeem all or a part of the 2029 Notes at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Company may at its election redeem all or a part of the 2031 Notes on or after March 15, 2026, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to March 15, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2031 Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 103.875% of the principal amount of the 2031 Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date. At any time prior to March 15, 2026, the Company may also redeem all or a part of the 2031 Notes at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon a change of control triggering event, as defined in the Indenture, the Company will be required, subject to certain exceptions, to make an offer to purchase each series of Notes at a purchase price equal to 101% of the principal amount of such Notes on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are the Company’s unsecured general obligations and will rank senior in right of payment to any subordinated indebtedness that the Company may incur in the future and equally in right of payment with all of the existing and future unsecured and unsubordinated indebtedness of the Company.

The Indenture contains restrictive covenants relating to limitations on the Company’s and its subsidiaries’ ability to: (i) create liens on certain assets to secure debt; (ii) grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes; and (iii) consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of the Company’s assets to, another person, subject, in each case, to certain exceptions.

The Indenture contains customary terms that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes of a series then outstanding may declare the principal of such Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or its significant subsidiaries, the principal amount of such Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

The above descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Base Indenture and the Supplemental Indenture (including the forms of the 2029 Notes and the 2031 Notes included therein). A copy of the Base Indenture, the Supplemental Indenture and the form of the 2029 Notes and the 2031 Notes are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K.

A copy of the opinion of Cooley LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 4, 2021, by and between Twilio Inc. and J.P. Morgan Securities LLC.

4.1	Indenture, dated as of March 9, 2021, by and between Twilio Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of March 9, 2021, between Twilio Inc. and U.S. Bank National Association, as Trustee.

4.3	Form of 2029 Note (included in Exhibit 4.2).

4.4	Form of 2031 Note (included in Exhibit 4.2).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.
Dated: March 9, 2021
	By:	/s/ Khozema Shipchandler
Khozema Shipchandler
Chief Financial Officer